Exhibit 99.1

For Immediate Release

Ominto, Inc. Acquires 40% of Animation Firm, Lani Pixels A/S

-Leading Animation Development Firm to Further Ominto’s Worldwide Content Marketing Efforts-

BOCA RATON, FL, December 13, 2016 -- Ominto, Inc. (OTC PK: OMNT), a global leader in online Cash Back shopping, today announced that it has acquired 40% of Lani Pixels A/S for $0.5 million in cash and $8.5 million in common stock valued at $3.50 per share. In addition, the company loaned Lani Pixels $0.5 million and purchased a $2.0 million debenture from Lani Pixels.

Lani Pixels was founded by Kim Pagel and his son, Thomas Pagel, in 2000. Mr. Pagel has a long history in the creation and production of animated film content, including many years with the LEGO Group. Ominto plans to continue to develop Lani Pixels as a marketing services company and will use Lani Pixels as a strategic content partner towards this effort. Lani Pixels will not only continue its existing efforts in developing feature length, animated movies but will also assist Ominto through the development of animated marketing content.

“Kim’s expertise offers an additional level of ingenuity to our already sophisticated global marketing efforts,” said Michael Hansen, Founder and Chief Executive Officer of Ominto. “Having a world-class marketing services firm complementing and enhancing the effectiveness of current marketing system for our global Cash Back shopping website, is not only beneficial but, we believe, a requirement. The expertise we gain from Lani Pixels animation content will advance our marketing acumen to a new level of sophistication.”

The company also announced today that the strategic transaction with Quant Systems has closed under modified terms.

About Ominto, Inc.

Ominto, Inc. is a global e-commerce leader and pioneer of online Cash Back shopping delivering value-based shopping and travel deals through its primary shopping platform and affiliated Partner Program websites. At DubLi.com or at Partner sites powered by Ominto.com, consumers shop at their favorite stores, save with the best coupons and deals, and earn Cash Back with each purchase. The Ominto.com platform features thousands of brand name stores and industry-leading travel companies from around the world, providing Cash Back savings to consumers in more than 120 countries. Ominto Partner Programs offer a white label version of the Ominto.com shopping and travel platform to businesses and non-profits, providing them with a professional, reliable web presence that builds brand loyalty with their members, customers or constituents while earning commission for the organization and Cash Back for shoppers on each transaction.

For more information, please visit Ominto's corporate website http://inc.ominto.com.

Forward-looking Statements

This document contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding Ominto's strategy, future operations, future financial positions, prospects, plans and objectives of management are forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "to," "plan," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," "target" or "continue" and similar expressions (or the negative of these terms) are intended to identify forward-looking statements. These forward statements include, among other things, statements about management's estimates regarding future revenues and financial performance and other statements about management's beliefs, intentions or goals. Ominto may not actually achieve the expectations disclosed in the forward-looking statements and you should not place undue reliance on Ominto's forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to: our ability to successfully obtain consumer and/or market acceptance of our membership Cash Back program; the ability to attract customers who purchase through our website; our ability to obtain additional funding and/or gener ate sufficient working capital to fund our operations; the ability to establish and/or maintain a large growing base of productive business associates; the ability to develop and/or maintain our growing Partner programs; the ability to obtain and maintain digital coupon content on our website; the risks related to Ominto's ability to manage its growth, including accurately planning and forecasting its financial results; the competitive environment for Ominto's business; Ominto's ability to protect consumer data and our intellectual property; the ability to adapt to mobile and technological change; the need to manage regulatory, tax and litigations risk; Ominto's ability to manage international business uncertainties; along with other risks and potential factors that could affect Ominto's business and financial results identified in Ominto's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2015.

Contact:

Michael Hansen

investors@ominto.com

561-362-2399